Exhibit 10.2

FIRST AMENDMENT TO THE
EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (“Amendment”) is entered into and made effective as of April 7, 2017, by and between Integrity Applications, Inc., a Delaware corporation (the “Company”), and John Graham (the “Employee”).

WHEREAS, the Company the Employee  previously entered into that certain Employment Agreement, dated March 20, 2017 (the “Employment Agreement”); and

WHEREAS, pursuant to Section 19 of the Employment Agreement, the parties reserved the right to amend the Employment Agreement pursuant to a written instrument; and

WHEREAS, the parties desire to amend the Employment Agreement as of the date hereof in certain respects.

NOW THEREFORE, in consideration of the facts, mutual promises, and covenants contained herein and intending to be legally bound hereby, the undersigned agree as follows:

1.     Section 2(a) of the Employment Agreement is hereby amended and restated, in its entirety, as follows:

“(a)  Base Compensation.  In consideration of the services rendered by Employee, and subject to the terms and conditions hereof, Company will pay Employee during the Term of this Agreement a base salary of Five Hundred Thousand Dollars ($500,000) per year (the “Base Compensation”).  The Base Compensation shall be payable in installments in accordance with Company’s regular payroll practices.  In addition, the Company will pay Employee a one-time payment of Three Hundred Seventy Five Thousand Dollars ($375,000) upon commencement of the Employee’s employment with Company.  Company will withhold from all compensation payable to Employee all applicable federal, state, and local withholding taxes.  Notwithstanding the foregoing, the total installment payments of Base Compensation during the initial six (6) months of the Term of Employment shall be Two Hundred Thousand Dollars ($200,000), the total installment payments of Base Compensation during the three (3) month period beginning on the six (6) month anniversary of the Term of Employment shall be One Hundred Twenty-five Thousand Dollars ($125,000) and the total installment payments of Base Compensation during the three (3) month period beginning on the nine (9) month anniversary of the Term of Employment shall be One Hundred Seventy-five Thousand Dollars ($175,000).  Beginning on the thirteen month anniversary of the Effective Date, the Base Compensation will be payable in equal installments in accordance with Company’s regular payroll practices.

2.     Section 2(d) of the Employment Agreement is hereby amended and restated, in its entirety, as follows:

“(d) Equity Interests.  Effective as of the Effective Date, the Company shall grant to Employee options to purchase up to 3,077,540 shares of the Company’s Common Stock, with 1,673,996 options at an exercise price of $4.50 per share (the “$4.50 Options”), 559,414 options at an exercise price of $5.41 per share (the “$5.41 Options”), and 844,130 options at an exercise price of $7.75 per share (the “$7.75 Options”, and, together with the $4.50 Options and the $5.41 Options, the “Options”).  The Options shall vest as follows: (i) 307,754 of the $4.50 Options shall vest immediately, (ii) 923,262 of the $4.50 Options shall vest on the six month anniversary of the Effective Date, and (iii) the remaining $4.50 Options as well as the $5.41 Options and the $7.75 Options shall vest on the two (2) year anniversary of the Effective Date.  The Options are subject to the Term of Employment continuing through and on each such vesting date and subject to the terms and conditions set forth in the Stock Option Agreement attached as Exhibit A hereto and made a part hereof, and the provisions of the Company’s Incentive Compensation Plan. During the Term of Employment, Employee shall be eligible to be granted additional equity awards under (and therefore subject to all terms and conditions of) the Company’s Incentive Compensation Plan or such other plans or programs as the Company may from time to time adopt, and subject to all rules of regulation of the Securities and Exchange Commission applicable thereto.  The number and type of additional equity awards, and the terms and conditions thereof, shall be determined by the Compensation Committee of the Board or by the Board, in its discretion and pursuant to the Company’s Incentive Compensation Plan or the plan or arrangement pursuant to which they are granted.”

3.     Except as amended herein, all other provisions of the Employment Agreement remain unchanged and in full force and effect.

4.     This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY: INTEGRITY APPLICATIONS, INC., a Delaware corporation By: ____________________________ Name: Angela Strand Title: Vice Chairwoman EMPLOYEE: ____________________________ John Graham